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                                                                     EXHIBIT 5.1


                 [ALTMAN, KRITZER & LEVICK, P.C. LETTERHEAD]



                                January 2, 1997





ASA Holdings, Inc.
Suite 800
100 Hartsfield Centre Parkway
Atlanta, Georgia 30354

       Re: Form S-8 Registration Statement (the "REGISTRATION STATEMENT") relating to shares of Common Stock, $0.10 par value per share, of ASA Holdings, Inc. (the "COMMON STOCK"), and the Atlantic Southeast Airlines, Inc. 1990 Stock Appreciation Rights Plan (the "PLAN")

Gentlemen:

         We have acted as counsel for ASA Holdings, Inc., a Georgia corporation ("ASA HOLDINGS"), in connection with the preparation and filing by ASA Holdings of the Registration Statement with respect to the registration of the shares of Common Stock offered and sold pursuant to the terms of the Plan.

         As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinion hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

         Based upon the foregoing, we are of the opinion that the proposed issuance of up to 900,000 shares of Common Stock under the Plan has been duly authorized, and, when issued in accordance with the terms set forth in the Plan, such shares will be validly issued, fully paid and nonassessable.


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ASA Holdings, Inc.
January 2, 1997
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                 We consent to the filing of this opinion as an Exhibit to the
Registration Statement and related Prospectus pertaining to the Plan and to the reference to us under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

                                  Very truly yours,

                                  ALTMAN, KRITZER & LEVICK, P.C.

                                  By: /s/ Richard W. Probert
                                      ----------------------
                                      Richard W. Probert


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